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                                                                     Exhibit 28L


                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                              First USA Bank, N.A.

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1997-T
                                October 12, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-T Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the October 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A
          Adjuste Certificateholders on the Payment Date
          per $1,000 interest.                                           $4.542

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Class A Adjuste Certificates, per $1,000
          interest                                                       $0.000

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on the
          Class A Adjuste Certificates, per $1,000
          interest                                                       $4.542

B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Investor
          Certificates of all Series                          $1,216,711,417.41

     b.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Series 1997-T
          Certificates                                           $15,222,097.93

     c.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Class A
          Certificates                                           $13,319,335.68

     d.   The amount of Collections of Receivables
          processed for the Due Period with respect to
          the current Distribution Date which were
          allocated in respect of the Class A Adjuste
          Certificates, per $1,000 interest                             $22.199

     e.   The amount of Excess Spread for the Due Period
          with respect to the current Distribution Date           $8,944,171.63

     f.   The amount of Reallocated Principal Collections
          for the Due Period with respect to the current
          Distribution Date allocated in respect of the
          Class A Certificates                                            $0.00

     g.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1997-T
          Certificates, if any                                            $0.00
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                                                                   Series 1997-T



     h.   The amount of Excess Principal Collections
          allocated in respect of the Series 1997-T
          Certificates, if any                                            $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due
          Period with respect to the current Distribution
          Date (which reflects the Principal Receivables
          represented by the Exchangeable Seller's
          Certificate and by the Investor Certificates of
          all Series)                                        $15,982,603,773.96

     b.   The amount of Principal Receivables in the
          Trust represented by the Series 1997-T
          Certificates (the "Adjusted Invested Amount")
          for the Due Period with respect to the current
          Distribution Date                                     $685,714,286.00

     c.   The amount of Principal Receivables in the
          Trust represented by the Class A Certificates
          (the "Class A Adjusted Invested Amount") for
          the Due Period with respect to the current            $600,000,000.00
          Distribution Date

     d.   The Invested Amount for the Due Period with
          respect to the current Distribution Date              $685,714,286.00

     e.   The Class A Invested Amount for the Due Period
          with respect to the current Distribution Date         $600,000,000.00

     f.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1997-T
          Certificates for the Due Period with respect to
          the current Distribution Date                                   4.290%

     g.   The Invested Percentage with respect to
          Principal Receivables for the Series 1997-T
          Certificates for the Due Period with respect to
          the current Distribution Date                                   4.290%

     h.   The Class A Floating Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           87.500%

     i.   The Class A Principal Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           87.500%

     j.   The Collateral Floating Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           12.500%

     k.   The Collateral Principal Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in
          the Accounts which were 30 or more days
          delinquent as of the end of the Due Period for
          the current Distribution Date                         $849,380,279.30
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                                                                   Series 1997-T


     4.   Investor Default Amount
     ----------------------------

     a.   The aggregate amount of all Defaulted
          Receivables written off as uncollectible during the Due Period with respect to the current
          Distribution Date allocable to the Series
          1997-T Certificates (the "Investor Default
          Amount")

          1.   Investor Default Amount                            $3,897,221.90
          2.   Recoveries                                           $198,200.40
          3.   Net Default Receivables                            $3,699,021.50

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                            $3,410,069.16
          2.   Recoveries                                           $173,425.35
          3.   Net Default Receivables                            $3,236,643.81

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                              $487,152.74
          2.   Recoveries                                            $24,775.05
          3.   Net Default Receivables                              $462,377.69

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Class A Adjuste Investor
          Charge-Offs per $1,000 interest after
          reimbursement of any such Class A Adjuste
          Investor Charge-Offs for the Due Period with
          respect to the current Distribution Date                        $0.00

     b.   The amount attributable to Class A Adjuste
          Investor Charge-Offs, if any, by which the
          principal balance of the Class A Adjuste
          Certificates exceeds the Class A Adjusted
          Invested Amount as of the end of the day on the
          Record Date with respect to the current
          Distribution Date                                               $0.00

     c.   The amount of the Collateral Charge-Offs, if
          any, for the Due Period with respect to the
          current Distribution Date                                       $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable
          from available funds by the Trust to the
          Servicer with respect to the current
          Distribution Date                                         $142,857.14

     b.   The amount of the Interchange Monthly Servicing
          Fee payable to the Servicer with respect to the
          current Distribution Date                                 $714,285.71

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash
          Collateral Account for the current Distribution
          Date (the "Withdrawal Amount")                                  $0.00

     b.   The amount available to be withdrawn from the
          Cash Collateral Account as of the end of the
          day on the current Distribution Date, after
          giving effect to all withdrawals, deposits and
          payments to be made on such Distribution Date
          (the "Available Cash Collateral Amount" for the
          next Distribution Date)                                 $6,857,143.00
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                                                                  Series: 1997-T


     c.   The amount as computed in 7.b as a percentage
          of the Class A Adjusted Invested Amount after
          giving effect to all reductions thereof on the
          current Distribution Date                                       1.143%

     8.   Collateral Invested Amount
     -------------------------------

     a.   The Collateral Invested Amount for the current
          Distribution Date                                      $85,714,286.00

     b.   The Collateral Invested Amount after giving
          effect to all withdrawals, deposits, and
          payments on the current Distribution Date              $85,714,286.00

     9.   Total Enhancement
     ----------------------

     a.   The total Enhancement for the current
          Distribution Date                                      $92,571,429.00

     b.   The total Enhancement after giving effect to
          all withdrawals, depostis and payments on the
          current Distribution Date                              $92,571,429.00

C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of
          the Class A Adjusted Invested Amount on the
          last day of the month ending on the Record Date
          adjusted for Class A Adjuste Investor Charge-
          Offs set forth in B.5.a above and for the
          distributions of principal set forth in A.2
          above to the Class A Adjuste Initial Invested
          Amount). The amount of a Class A Adjuste
          Certificateholder's pro rata share of the Class
          A Adjuste Invested Amount can be determined by
          multiplying the original denomination of the
          holder's Class A Adjuste Certificate by the
          Pool Factor                                              100.00000000%


D.   Principal Funding Account
------------------------------

     1.   The Principal Funding Investment Proceeds
          deposited in the Collection Account for the
          current Distribution Date to be treated as
          Class A Available Funds                                         $0.00

     2.   The Excess Principal Funding Investment
          Proceeds for the current Distribution Date                      $0.00

     3.   The Principal Funding Account Balance as of the
          end of the day on the current Distribution Date                 $0.00

     4.   The Deficit Controlled Accumulation Amount for
          the preceding Due Period                                        $0.00

E.   Reserve Account
--------------------

     1.   The Reserve Draw Amount for the current
          Distribution Date                                               $0.00

     2.   The amount on deposit in the Reserve Account as
          of the end of the day on the current
          Distribution Date (the "Available Reserve
          Account Amount" for the next Distribution Date)         $1,500,000.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                      First USA Bank, N.A.
                                      Servicer



                                      By:      /s/  Tracie Klein
                                            ---------------------------------
                                                    TRACIE KLEIN
                                      Title:        FIRST VICE PRESIDENT